                                                                         Exhibit 99.2

FOR IMMEDIATE RELEASE MONDAY, APRIL 30, 2007

April 30, 2007

Contact:  Teresa Sherman, Director of Shareholder Relations
Telephone:         (304) 530-0526
Email:                   tsherman@SummitFGI.com

SUMMIT FINANCIAL GROUP ANNOUNCES FIRST HALF 2007 SEMI-ANNUAL DIVIDEND

MOOREFIELD, WV - April 30, 2007 -- SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF), a $1.25 billion financial holding company headquartered in Moorefield, West Virginia, today announces its first half 2007 semi-annual cash dividend. The dividend will be $0.17 per share and is payable on June 15, 2007 to shareholders of record as of June 1, 2007. This dividend represents an increase of 6.25% over the $0.16 per share paid in the first half of 2006.

Summit operates fifteen banking locations through its two wholly owned subsidiary banks, Summit Community Bank headquartered in Moorefield, West Virginia, and Shenandoah Valley National Bank in Winchester, Virginia. In addition, Summit also operates Summit Insurance, LLC in Moorefield, West Virginia.